Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K.

Introduction

As previously disclosed, on September 8, 2025, Churchill entered into the Merger Agreement with Merger Sub I, Merger Sub II and Legacy Infleqtion. The Business Combination closed on February 13, 2026.

Churchill is a blank check company formed in order to effect a merger, amalgamation, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. Churchill was incorporated under the laws of the Cayman Islands on January 4, 2024.

On May 15, 2025, Churchill consummated its initial public offering of 41,400,000 Churchill public units, including 5,400,000 Churchill public units pursuant to the underwriters’ full exercise of the over-allotment option. The Churchill public units were sold at an offering price of $10.00 per unit, generating gross proceeds to Churchill of $414,000,000. Simultaneously with the consummation of the Churchill IPO and the exercise of the underwriters’ over-allotment option, Churchill consummated the private placement of 300,000 Churchill private placement units to the Sponsor at a price of $10.00 per unit, generating total proceeds of $3,000,000. Transaction costs amounted to $4,638,840, consisting of $3,000,000 of deferred underwriting fees, and $1,638,840 of other offering costs.

Legacy Infleqtion was formed as a Colorado corporation on February 7, 2007, and subsequently converted to a Delaware corporation on June 29, 2018. It develops and commercializes quantum technology as part of an integrated platform, which currently includes offerings such as quantum sensing, quantum computing and software, with technologies actively deployed across a number of sectors today, including defence and security, AI, energy optimization, space and frontier, materials discovery and cybersecurity.

Upon the closing of the Business Combination, Churchill has been renamed as “Infleqtion, Inc.”. Infleqtion, Inc. (referred to herein as the “Post-Closing Company”) is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Business Combination and other events contemplated by the Merger Agreement. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Churchill and Legacy Infleqtion, adjusted to give effect to the Business Combination and other events contemplated by the Merger Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial statements give effect to the Business Combination and other events contemplated by the Merger Agreement as described in this Current Report on Form 8-K. The unaudited pro forma condensed combined balance sheet as of September 30, 2025 combines the historical unaudited condensed balance sheet of Legacy Infleqtion with the historical unaudited condensed balance sheet of Churchill on a pro forma basis as if the Business Combination and the other events contemplated by the Merger Agreement, summarized below, had been consummated on September 30, 2025. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025 combines the historical unaudited condensed statement of operations of Legacy Infleqtion for the nine months ended September 30, 2025 and the historical unaudited condensed statement of operations of Churchill for the nine months ended September 30, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, combines the historical audited statement of operations of Legacy Infleqtion for the year ended December 31, 2024, with the historical audited statement of operations of Churchill for the period from January 4, 2024 (inception) through December 31, 2024. Although Churchill was incorporated as a Cayman Islands exempted company on January 4, 2024, for purposes of unaudited pro forma condensed combined statements of operation for the nine months ended September 30, 2025 and the year ended December 31, 2024, the Business Combination and other events contemplated by the Merger Agreement have been given effect as if they had been consummated as of January 1, 2024.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are not necessarily indicative of what the Post-Closing Company’s condensed financial position or results of operations actually would have been had the Business Combination been consummated on the dates indicated above, nor are they necessarily indicative of future results of operations. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the Post-Closing Company.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are incorporated by reference in this Current Report on Form 8-K:

•	audited historical financial statements of Churchill for the period from January 4, 2024 (inception) through December 31, 2024;

•	unaudited historical condensed financial statements of Churchill as of and for the nine months ended September 30, 2025;

•	audited historical financial statements of Legacy Infleqtion for the year ended December 31, 2024;

•	unaudited historical condensed financial statements of Legacy Infleqtion as of and for the nine months ended September 30, 2025; and

•

other information relating to Churchill and Legacy Infleqtion, including the Merger Agreement and the description of certain terms thereof and the financial and operational condition of Churchill and Legacy Infleqtion.

Description of the Business Combination

Pursuant to the Merger Agreement and the related agreements, and upon the terms and subject to the conditions set forth therein, Churchill acquired Legacy Infleqtion and Legacy Infleqtion became a publicly traded company through the Business Combination. The Business Combination consisted of (a) the transfer of the registration of Churchill by way of continuation from the Cayman Islands to the State of Delaware (the “Domestication”), and (b) following the Domestication, the merger of Merger Sub I with and into Legacy Infleqtion, with Legacy Infleqtion continuing as the surviving corporation, and immediately thereafter, the merger of such surviving corporation with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and as a wholly-owned subsidiary of Churchill. Subject to the terms and conditions of the Merger Agreement, the value of the aggregate consideration paid to the Legacy Infleqtion stockholders, holders of outstanding Legacy Infleqtion restricted stock awards and holders of Legacy Infleqtion options was based on a fair market value of $1,800,000,000. At the Effective Time, each share of Legacy Infleqtion common stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) was automatically cancelled and converted into the right to receive a number of shares of Common Stock equal to the Exchange Ratio (as defined in the Merger Agreement). The Exchange Ratio is based on the per share Equity Value (calculated in accordance with the Merger Agreement). Subject to the assumptions described herein, as of the date of this Current Report on Form 8-K, shares of Common Stock were issued for each issued and outstanding share of Legacy Infleqtion common stock (after giving effect to the conversion of Legacy Infleqtion preferred stock, including Legacy Infleqtion restricted stock awards into Legacy Infleqtion common stock).

Following the Business Combination and related events and based on the Exchange Ratio of approximately 0.347 the following are outstanding (excluding issuance of shares related to the PIPE Subscription Agreements):

•	151,804,988 shares of Common Stock issued to Legacy Infleqtion’s stockholders, including 880,446 shares issued in respect of restricted stock awards;

•	Infleqtion, Inc. options related to the assumption of Legacy Infleqtion stock options, which will be exercisable for 30,179,087 shares of Common Stock;

•	300,000 shares of Common Stock issued in exchange for Churchill private placement shares held by the Sponsor subject to certain provisions under the Sponsor Agreement;

•	10,350,000 shares of Common Stock in exchange for Churchill Founder Shares held by the Sponsor subject to certain provisions under the Sponsor Agreement;

•	41,362,179 shares of Common Stock held by Churchill public shareholders.

The Business Combination occurred based on the following transactions as contemplated by the Merger Agreement:

•	the Domestication and related automatic conversion of each Churchill Class A Ordinary Share issued and outstanding immediately prior to the Domestication into one share of Churchill common stock;

•

the Merger of Merger Sub I, with and into Legacy Infleqtion, with Legacy Infleqtion as the surviving company, and immediately thereafter, the merger of such surviving corporation with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and as a wholly owned subsidiary of Churchill;

•

each share of Legacy Infleqtion common stock, including shares of Legacy Infleqtion common stock issued upon the pre-Closing conversion of Legacy Infleqtion preferred stock, was automatically surrendered and ceased to exist, and exchanged for the right to receive, in the aggregate, the Merger Consideration (as defined in the Merger Agreement); and

•

the assumption of each outstanding and unexercised Legacy Infleqtion option (whether or not vested) by Infleqtion, Inc., which then became an option to purchase shares of Common Stock, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to each such Legacy Infleqtion option immediately prior to the Effective Time (each an “Exchanged Option”), except that (1) the number of shares of Common Stock subject to such Exchanged Option will equal (a) the number of shares of Legacy Infleqtion common stock that were subject to such option immediately prior to the Effective Time multiplied by (b) the Exchange Ratio, rounded down to the nearest whole share, and (2) the per share exercise price will equal the quotient of (a) the exercise price per share of Legacy Infleqtion common stock at which such option was exercisable immediately prior to the Effective Time, divided by (b) the Exchange Ratio, rounded up to the nearest whole cent.

•

each outstanding Legacy Infleqtion restricted stock award that is outstanding as of immediately prior to the Effective Time converted into the right to receive a number of shares of Common Stock, based on the agreed upon Exchange Ratio.

Other agreements that are entered in connection with the Business Combination are summarized below:

•

Subscription Agreements — In connection with the execution of the Merger Agreement, Churchill entered into the PIPE Subscription Agreements with PIPE Investors. Pursuant to the terms of the PIPE Subscription Agreements, Churchill issued and sold to the PIPE Investors and the PIPE Investors purchased, 12,654,760 shares of Churchill common stock at a purchase price of $10.00 per share for aggregate proceeds of $126.5 million.

•

Sponsor Agreement — Pursuant to the terms of the Sponsor Agreement, 1,500,000 Churchill Founder Shares held by the Sponsor became unvested as of the Closing and will revest on the date on the occurrence of the Triggering Event. If the Triggering Event is not achieved within five years of the Closing, such Churchill Founder Shares will be forfeited in accordance with the terms of the Sponsor Agreement. In the event of a change of control of Churchill prior to the fifth anniversary of the Closing, the Churchill Founder Shares will vest immediately prior to the closing of such change of control if the change of control also constitutes the Triggering Event; otherwise, they will be automatically forfeited immediately prior to the closing for no consideration.

The following summarizes the shares of Common Stock issued and outstanding immediately following the Business Combination, excluding the dilutive effect of the potential issuance of any shares of Common Stock upon exercise of outstanding Legacy Infleqtion options assumed by Infleqtion, Inc. and the potential issuance of shares of Common Stock initially reserved for issuance under the Incentive Plan and the ESPP.

	Shares	% Ownership
Legacy Infleqtion stockholders (1)	151,804,988	70.1%
Sponsor shares (2)	10,650,000	5.0%
Churchill public shareholders	41,362,179	19.1%
PIPE Investors (3)	12,654,760	5.8%

Total	216,471,927	100%

(1)

Consists of 150,924,542 shares of Common Stock issued in respect of shares of Legacy Infleqtion common stock and Legacy Infleqtion preferred stock, and 880,446 shares of Common Stock issued in respect of Legacy Infleqtion restricted stock awards, which are considered to be legally outstanding as of Closing.

(2)

Includes 300,000 Churchill private placement shares held by the Sponsor and 10,350,000 Churchill Founder Shares held by the Sponsor. The outstanding amount of Churchill Founder shares includes 1,500,000 shares that became unvested as of the Closing and will revest on the occurrence of the Triggering Event. At Closing, all of the Churchill Founder Shares held by the Sponsor are outstanding and entitled to vote.

(3)

Pursuant to the terms of the PIPE Subscription Agreements, as described above, Churchill issued and sold to the PIPE Investors, and the PIPE Investors purchased, 12,654,760 shares at a purchase price of $10.00 per share for an aggregate commitment of $126.5 million.

Accounting Treatment for the Transactions

The Business Combination was accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“GAAP”), because Legacy Infleqtion has been determined to be the accounting acquirer. Under this method of accounting, Churchill, which was the legal acquirer, was treated as the accounting acquiree for financial reporting purposes and Legacy Infleqtion, which was the legal acquiree, is the accounting acquirer for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of Legacy Infleqtion will become the historical financial statements of Infleqtion, Inc., and Churchill’s assets, liabilities and results of operations will be consolidated with Legacy Infleqtion’s beginning on the acquisition date. For accounting purposes, the financial statements of Infleqtion, Inc. will represent a continuation of the financial statements of Legacy Infleqtion with the Business Combination being treated as the equivalent of Legacy Infleqtion issuing stock for the net assets of Churchill, accompanied by a recapitalization. The net assets of Churchill will be stated at historical costs, which are expected to approximate fair value, and no goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be presented as those of Legacy Infleqtion in future reports of Infleqtion, Inc.

Legacy Infleqtion was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Infleqtion stockholders comprise a relative majority of greater than 70.1% of the voting power of the Post-Closing Company;

•	Legacy Infleqtion nominated a majority of the members of the board of directors of the Post-Closing Company;

•	Legacy Infleqtion’s operations prior to the Business Combination comprise the only ongoing operations of Post-Closing Company;

•	Legacy Infleqtion’s senior management comprise the senior management of Post-Closing Company;

•	The ongoing operations of Legacy Infleqtion became the operations of the Post-Closing Company; and

•	Legacy Infleqtion’s headquarters became the Post-Closing Company’s headquarters.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2025, and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024, are based on historical financial statements of Churchill and Legacy Infleqtion. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2025

(Dollars in Thousands)

	Legacy Infleqtion (Historical) -USD	Churchill (Historical) - USD	Historical Combined	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	24,889	1,136	26,025	419,164	B	528,445
				(40,177)	C
				126,548	H
				(3,000)	I
				(115)	K
Available-for-sale securities	51,415	—	51,415	—		51,415
Accounts receivable	4,532	—	4,532	—		4,532
Unbilled receivables	3,789	—	3,789	—		3,789
Inventories	4,055	—	4,055	—		4,055
Prepaid expenses and other current assets	6,923	72	6,995	(4,530)	C	2,393
				(72)	L
Prepaid insurance	—	321	321	(321)	L	—

Total Current assets	95,603	1,529	97,132	497,497		594,629
Non-current assets
Property and equipment, net	8,817	—	8,817	—		8,817
Lease right-of-use assets	5,186	—	5,186	—		5,186
Other assets	649	—	649			649
Goodwill	9,315	—	9,315	—		9,315
Cash and marketable securities held in Trust Account	—	419,552	419,552	(388)	A	—
				(419,164)	B
Prepaid insurance- long term	—	188	188	(188)	L	—

Total Non-current assets	23,967	419,740	443,707	(419,740)		23,967

Total Assets	119,570	421,269	540,839	77,757		618,596

LIABILITIES
Current liabilities
Accounts payable	5,682	—	5,682	(3,131)	C	2,551

	Legacy Infleqtion (Historical) -USD	Churchill (Historical) - USD	Historical Combined	Transaction Accounting Adjustments		Pro Forma Combined
Accrued liabilities	8,489	67	8,556	(1,197)	C	7,329
				(30)	K
Contract liabilities	3,067	—	3,067			3,067
Current portion of lease right-of-use liabilities	1,187	—	1,187	—		1,187
Deferred consideration, current	455	—	455	—		455
Accrued offering costs	—	85	85	(85)	K	—
Subscription agreement liability	—	36,545	36,545	(36,545)	J	—

Total Current liabilities	18,880	36,697	55,577	(40,988)		14,589
Non-Current liabilities
Lease right-of-use liabilities, net of current portion	4,310	—	4,310	—		4,310
Deferred underwriting fee payable	—	3,000	3,000	(3,000)	I	—

Total Non-Current liabilities	4,310	3,000	7,310	(3,000)		4,310

Total Liabilities	23,190	39,697	62,887	(43,988)		18,899

Commitments and Contingencies						—

Total Commitments and Contingencies	—					—

Redeemable equity
Series Seed convertible redeemable preferred stock	6,526	—	6,526	(6,526)	E	—
Series Seed II convertible redeemable preferred stock	10,411	—	10,411	(10,411)	E	—
Series A convertible redeemable preferred stock	36,658	—	36,658	(36,658)	E	—
Series B convertible redeemable preferred stock	112,145	—	112,145	(112,145)	E	—
Series B1 convertible redeemable preferred stock	32,990	—	32,990	(32,990)	E	—
Series C convertible redeemable preferred stock	71,728	—	71,728	(71,728)	E	—
Series C1 convertible redeemable preferred stock	26,351	—	26,351	(26,351)	E	—
Class A ordinary shares subject to possible redemption	—	419,552	419,552	(388)	A	—
				(419,164)	D

Total Redeemable equity	296,809	419,552	716,361	(716,361)		—

	Legacy Infleqtion (Historical) -USD	Churchill (Historical) - USD	Historical Combined	Transaction Accounting Adjustments		Pro Forma Combined
EQUITY
Stockholders’ equity
Churchill Class A Ordinary Shares	—	—	—	—		—
Churchill Class B Ordinary Shares	—	1	1	(1)	F	—
Common Stock	—	—	—	4	D	21
				15	E
				1	F
				1	H
Legacy Infleqtion Common stock	5	—	5	296,809	E	—
				(296,814)	E
Additional paid-in capital	19,237	—	19,237	(39,263)	C	820,463
				419,160	D	—
				296,799	E	—
				(37,981)	G
				126,547	H
				36,545	J
				(581)	L
Accumulated deficit	(220,326)	(37,981)	(258,307)	(1,116)	C	(221,442)
				37,981	G
Accumulated other comprehensive income (loss)	655	—	655	—		655

Total Stockholders’ equity	(200,429)	(37,980)	(238,409)	838,106	599,697

Total Equity	(200,429)	(37,980)	(238,409)	838,106	599,697

Total Liability, Redeemable Equity and Equity	119,570	421,269	540,839	77,757	618,596

See accompanying notes to unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2025

(Dollars in Thousands)

	Legacy Infleqtion (Historical) -USD	Churchill (Historical) - USD	Historical Combined	Transaction Accounting Adjustments		Pro Forma Combined
Product revenue	15,987	—	15,987	—		15,987
Service revenue	5,687	—	5,687	—		5,687

Revenue	21,674	—	21,674	—		21,674
Cost of products	10,651	—	10,651	—		10,651
Cost of services	2,939	—	2,939	—		2,939

Gross profit	8,084	—	8,084	—		8,084
Research and development	15,324	—	15,324	—		15,324
Selling and marketing	1,163	—	1,163	—		1,163
General and administrative	16,860	1,438	18,298	750	AA	18,913
				(135)	CC	—
Subscription agreement expense	—	6,045	6,045	(6,045)	DD	—
Impairment of assets	—	—	—	—		—
Grant Income	(1,531)	—	(1,531)	—		(1,531)

Loss from operations	(23,732)	(7,483)	(31,215)	5,430		(25,785)
Interest income, net	1,855	—	1,855	—		1,855
Change in fair value of contingent consideration	—	—	—	—		—
Income earned on cash and marketable securities held in Trust Account	—	6,552	6,552	(6,552)	BB	—
Change of fair value of subscription agreement liability	—	(30,499)	(30,499)	30,499	DD	—
Change in fair value of SAFE liabilities	—	—	—	—		—
Other, net	842	—	842	—		842

Loss before income taxes	(21,035)	(31,430)	(52,465)	29,377		(23,088)
Income tax expense (benefit)	—	—	—	—		—

Net loss	(21,035)	(31,430)	(52,465)	29,377		(23,088)

Shares used in computing net loss per share attributable to Infleqtion, Inc. shareholders— basic and diluted						214,091,481
Net loss per share attributable to Infleqtion, Inc. shareholders — basic and diluted						(0.11)

	Legacy Infleqtion (Historical) -USD	Churchill (Historical) -USD	Historical Combined	Transaction Accounting Adjustments	Pro Forma Combined
Historical
Weighted average shares outstanding of Legacy Infleqtion common stock—basic and diluted	45,456,929
Basic and diluted net loss per share—Legacy Infleqtion common stock	(0.46)
Shares used in computing net loss per share attributable to Churchill Class A Ordinary shareholders— basic and diluted		9,684,926
Basic and diluted loss per share — Churchill Class A Ordinary Shares		(1.02)

See accompanying notes to unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2024

(Dollars in Thousands)

	Legacy Infleqtion (Historical) -USD	Churchill (Historical) — USD	Historical Combined	Transaction Accounting Adjustments		Pro Forma Combined
Product revenue	22,325	—	22,325	—		22,325
Service revenue	6,511	—	6,511	—		6,511

Revenue	28,836	—	28,836	—		28,836
Cost of products	17,571	—	17,571	—		17,571
Cost of services	2,201	—	2,201	—		2,201

Gross profit	9,064	—	9,064	—		9,064
Research and development	22,303	—	22,303	—		22,303
Selling and marketing	3,412	—	3,412	—		3,412
General and administrative	23,875	52	23,927	1,116	AAA	27,131
				1,000	BBB
				1,088	CCC
Subscription agreement expense	—	—	—	—		—
Impairment of assets	13,539	—	13,539	—		13,539
Grant Income	(1,057)	—	(1,057)	—		(1,057)

Loss from operations	(53,008)	(52)	(53,060)	(3,204)		(56,264)
Interest income, net	1,154	—	1,154	—		1,154
Change in fair value of SAFE liabilities	(2,271)	—	(2,271)	—		(2,271)
Change in fair value of contingent consideration	380		380			380
Other, net	(21)	—	(21)	—		(21)

Loss before income taxes	(53,766)	(52)	(53,818)	(3,204)		(57,022)
Income tax expense (benefit)	(2)	—	(2)	—		(2)

Net loss	(53,764)	(52)	(53,816)	(3,204)		(57,020)

Shares used in computing net loss per share attributable to Infleqtion, Inc. shareholders— basic and diluted						214,091,481
Net loss per share attributable to Infleqtion, Inc. shareholders — basic and diluted						(0.27)
Historical
Weighted average shares outstanding of Legacy Infleqtion common stock—basic and diluted	39,808,027
Basic and diluted net loss per share—Legacy Infleqtion common stock	(1.35)

	Legacy Infleqtion (Historical) -USD	Churchill (Historical) — USD	Historical Combined	Transaction Accounting Adjustments	Pro Forma Combined
Shares used in computing net loss per share attributable to Churchill Class A Ordinary shareholders— basic and diluted		7,500,000
Basic and diluted loss per share — Churchill Class A Ordinary Shares		(0.01)

See accompanying notes to unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Churchill, who is the legal acquirer, is treated as the accounting acquiree for financial reporting purposes and Legacy Infleqtion, which is the legal acquiree, was treated as the accounting acquirer for financial reporting purposes.

The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of SEC Regulation S-X, as amended January 1, 2021. The historical financial information of Churchill and Legacy Infleqtion is presented in accordance with GAAP. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the completion of the Business Combination and related transactions are based on currently available information and assumptions and methodologies that Infleqtion, Inc. believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Infleqtion, Inc. believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma combined financial information does not reflect the income tax effects of the transaction accounting adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given incurred losses during the historical period presented.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Infleqtion, Inc. They should be read in conjunction with the historical financial statements and notes thereto of Churchill and Legacy Infleqtion.

Note 2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025

(A)

Reflects the redemption of 37,821 shares of Churchill Class A common stock at a redemption price of $10.27 per share, resulting in a redemption payment of $0.4 million from the trust account to redeem Churchill public stockholders. Churchill does not expect that redemptions in connection with the Business Combination will cause Infleqtion, Inc. to be subject to U.S. federal excise taxes.

(B)

Reflects the reclassification of cash held in trust account of $419.2 million to cash and cash equivalents that becomes available for general use by Infleqtion, Inc. following the Closing. On the Closing date, the actual balance of cash in the trust account, including accumulated interest earned during the period prior to transfer, was $424.8 million.

(C)

Reflects transaction costs of $42.4 million for financial advisory, legal, accounting, and other fees related to the Business Combination, excluding deferred underwriting fees of $3.0 million included in Note 2(I) below. Transaction costs are categorized as follows:

Dollar in thousands
Legacy Infleqtion Transaction costs:
(A) Costs related to issuance of equity
Amount incurred and paid prior to September 30, 2025(2)	1,021
Amount incurred and to be paid (1) (2) (3)	3,509
Amounts to be incurred (1)	3,974

Subtotal(4)	8,504
(B) Costs to be expensed
Amount incurred and paid prior to September 30, 2025	327
Amount incurred and to be paid (1) (3)	781
Amounts to be incurred (1)(5)	1,116

Subtotal	2,224
Churchill Transaction costs:
Amount incurred and paid prior to September 30, 2025(6)	895
Amount incurred and to be paid (1)(3)(6)	38
Amounts to be incurred (1)(4)	30,760

Subtotal	31,693

Total Transaction costs	42,421

(1)	Adjustments to Cash and cash equivalents totaled $40.2 million
(2)	Adjustments to Prepaid expenses and other current assets totaled $4.5 million
(3)	Of the total incurred but not yet paid costs of $4.3 million, $3.1 million was recorded in Accounts payable and $1.2 million was recorded in Accrued liabilities
(4)	Adjustments to Additional paid-in-capital totaled $39.3 million
(5)	Adjustments to Accumulated deficit totaled $1.1 million
(6)	Amounts previously expensed by Churchill are reclassified to Additional paid-in capital in Adjustment (G)

(D)	Reflects the reclassification of Churchill Class A Ordinary Shares subject to possible redemption to permanent equity at Closing.

(E)	Reflects the conversion of Legacy Infleqtion preferred stock into shares of Legacy Infleqtion common stock, and subsequently, of Legacy Infleqtion common stock into shares of Common Stock at Closing.

(F)

Reflects the conversion of Churchill Class B Ordinary Shares, on a one-for-one basis, into Churchill Class A Ordinary Shares, and subsequently, of the Churchill Class A Ordinary Shares to shares of Infleqtion, Inc.

(G)	Reflects the elimination of Churchill’s historical accumulated deficit of $38.0 million.

(H)

Reflects the gross proceeds received from the PIPE pursuant to PIPE Subscription Agreements of $126.5 million from the issuance and sale of 12,654,760 shares of the Churchill Class A Ordinary Shares at $10.00 per share.

(I)	Reflects the settlement of the deferred underwriting fee of $3.0 million paid in full at the Closing.

(J)

Reflects the removal of the $36.5 million liability recorded by Churchill in relation to Churchill’s Subscription Agreements pursuant to which Churchill issued and sold shares to the PIPE investors at the Closing. The Subscription Agreements are terminated in conjunction with the Closing.

(K)	Reflects the settlement of Churchill’s outstanding liabilities that were paid at the Closing.

(L)	Reflects the write off of Churchill’s prepaid expense balances as these amounts are not expected to benefit Infleqtion, Inc.

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine-month period ended September 30, 2025.

(AA)

Reflects fees of $0.3 million per quarter to be paid to an affiliate of M. Klein & Company pursuant to the Advisory Agreement, which will be in effect for a period of two years (unless extended for an additional year term upon mutual agreement of the parties to the Advisory Agreement), in exchange for advisory services provided to Infleqtion, Inc.

(BB)	Represents the elimination of investment income related to the investments held in the Churchill trust account.

(CC)

Reflects the elimination of historical expenses related to Churchill’s office space, utilities, secretarial and administrative services. Upon completion of the Business Combination or Churchill’s liquidation, the obligation to continue paying these monthly fees under the agreement between Churchill and M. Klein Associates, Inc will be terminated and Churchill will cease paying these monthly fees.

(DD)

Reflects the elimination of the expense and change in fair value of the liability associated with Subscription Agreements. As indicated in Note 2 (J), the Subscription Agreements are terminated in conjunction with the Closing.

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2024

(AAA)

Reflects the total estimated remaining transaction costs of Legacy Infleqtion to be incurred and expensed as a part of the Business Combination. Transaction costs are expensed as incurred and reflected as if incurred on January 1, 2024. This is a non-recurring item.

(BBB)

Reflects fees of $0.3 million per quarter to be paid to an affiliate of M. Klein & Company pursuant to the Advisory Agreement, which will be in effect for a period of two years (unless extended for an additional year term upon mutual agreement of the parties to the Advisory Agreement), in exchange for advisory services provided to Infleqtion, Inc.

(CCC)

Reflects a one-time stock-based compensation charge of $1.1 million related to options granted to the Chief Executive Officer. The awards were granted at a grant date fair value of $0.15 per option. These options are expected to accelerate vest and become exercisable at the time of the Closing, resulting in a non-recurring adjustment.

Note 3. Loss per Share

Represents the net loss per share calculated using the historical weighted-average shares outstanding and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2024. In the case of shares presented as being held by Legacy Infleqtion stockholders, the tables below assumes that Legacy Infleqtion preferred stock outstanding as of September 30, 2025 had converted to Legacy Infleqtion Common Stock and that each such share of Legacy Infleqtion Common Stock was exchanged for a number of shares equal to the assumed Exchange Ratio as of January 1, 2024. In the case of stock options presented in the table below showing potentially dilutive instruments, the table assumes that such stock options were exchanged applying the assumed Exchange Ratio as of January 1, 2024.

Net loss per share was computed using the two-class method required for participating securities. The two-class method requires income available to ordinary shareholders for the period to be allocated between ordinary shares and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. Infleqtion, Inc. considers its vesting Churchill Founder Shares to be participating securities as these instruments have non-forfeitable dividend rights. Net losses are not allocated to these participating securities as there are no contractual obligations that require participation in the Company’s losses.

As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted-average shares outstanding for basic and diluted net loss per share assumes that the shares issued relating to the Business Combination and related transactions have been outstanding for the entire periods presented. Basic and diluted earnings per share are the same for each class of common stock because they are entitled to the same liquidation and dividend rights.

For the nine months ended September 30, 2025:

(dollar in thousands except shares and per share data)
Pro forma net loss	$(23,088)
Shares used in computing net loss per share attributable to Infleqtion, Inc. shareholders — basic and diluted	214,091,481
Pro forma net loss per share, basic and diluted	$(0.11)
Pro forma weighted-average shares calculation, basic and diluted:
Legacy Infleqtion stockholders	150,924,542
Sponsor shares	9,150,000
Churchill public shareholders	41,362,179
PIPE Investors	12,654,760

214,091,481

For the year ended December 31, 2024:

(dollar in thousands except shares and per share data)
Pro forma net loss	$(57,020)
Shares used in computing net loss per share attributable to Infleqtion, Inc. shareholders — basic and diluted	214,091,481
Pro forma net loss per share, basic and diluted	$(0.27)
Pro forma weighted-average shares calculation, basic and diluted:
Legacy Infleqtion stockholders	150,924,542
Sponsor shares	9,150,000
Churchill public shareholders	41,362,179
PIPE Investors	12,654,760

214,091,481

The following outstanding shares of Common Stock equivalents were excluded from the computation of pro forma diluted net loss per share because including them would have had an anti-dilutive effect for the nine months ended September 30, 2025 and for the year ended December 31, 2024:

Stock options and restricted shares (1)	31,059,533
Public and Private Warrants	10,425,000

41,484,533

1.	The restricted stock awards, while legally outstanding, are not considered participating securities as any rights to dividends during the vesting period are forfeitable.